================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               PATINA OIL & GAS
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                               PATINA OIL & GAS
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                         PATINA OIL & GAS CORPORATION

                   Notice of Annual Meeting of Stockholders

                              and Proxy Statement

                                 April 8, 1998



IMPORTANT: WHETHER OR NOT YOU ARE ABLE TO ATTEND THE MEETING IN PERSON, THE ACCOMPANYING FORM OF PROXY SHOULD BE COMPLETED, SIGNED AND RETURNED AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED FOR THAT PURPOSE

                                                    PATINA OIL & GAS CORPORATION



                                 April 8, 1998


Dear Stockholder:

  On behalf of the Board of Directors, it is my pleasure to invite you to attend our Annual Meeting of Stockholders, which will be held in Denver, Colorado at the executive offices of the Company at 1625 Broadway, Suite 2000 on Wednesday, May 13, 1998 at 9:00 a.m. Mountain Daylight Time.

  Details of the meeting are given in the enclosed Notice of Annual Meeting and Proxy Statement. Subsequent to the official meeting, we plan to review the business and affairs of the Company and our plans for the coming year. The Annual Report for the year ended December 31, 1997 is enclosed.

  Your representation and vote are important. We urge you to vote your shares whether or not you plan to attend the Annual Meeting. Please consider, complete, date, sign and return the enclosed proxy card. You may revoke your proxy prior to or at the meeting and still vote in person if you so desire.

                                Sincerely yours,



                                Thomas J. Edelman
                                Chairman



       1625 BROADWAY, SUITE 2000, DENVER, COLORADO 80202 (303) 389-3600

                                   NOTICE OF
                        ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 13, 1998

To the Stockholders of Patina Oil & Gas Corporation:

  The Annual Meeting of Stockholders (the "Annual Meeting") of Patina Oil & Gas Corporation (the "Company") will be held at the corporate offices of the Company, 20th floor, 1625 Broadway, Denver, Colorado, on Wednesday, May 13, 1998, at 9:00 a.m. Mountain Daylight Time. The list of stockholders entitled to vote at the Annual Meeting will be open to the examination by any stockholder during ordinary business hours for a period of ten days prior to the Annual Meeting at the Company's corporate offices. Such list will also be produced at the Annual Meeting and be kept open during the Annual Meeting for the inspection by any stockholder who may be present. The purposes for which the Annual Meeting is to be held are as follows:

     1.  To elect a board of eight directors, each for a one year term.

     2. To consider and adopt an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of the Company's common stock, par value $.01 per share (the "Common Stock"), from 40 million shares to 100 million shares.

     3. To consider and adopt the Company's 1998 Stock Purchase Plan covering 500,000 shares of Common Stock.

     4. To transact any other business which properly may be brought before the Annual Meeting or any adjournment(s) thereof.

     Subject to the provisions of the By-laws of the Company, registered stockholders as of April 1, 1998 (i) who are individuals may attend and vote at the Annual Meeting in person or by proxy or (ii) that are corporations may attend and vote at the Annual Meeting by proxy or by a duly authorized representative.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE ANNUAL MEETING, MAY WITHDRAW IT AND VOTE IN PERSON. ONLY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON APRIL 1, 1998 WILL BE ENTITLED TO VOTE AT THE ANNUAL MEETING.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              Keith M. Crouch
                              Secretary

April 8, 1998
Denver, Colorado

                         PATINA OIL & GAS CORPORATION
                                 1625 Broadway
                                  SUITE 2000
                            DENVER, COLORADO 80202
                               ----------------
                                PROXY STATEMENT
                                      for
                        ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on May 13, 1998
                               ----------------
INTRODUCTION

     The Board of Directors of Patina Oil & Gas Corporation (the "Company") is soliciting proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held in Denver, Colorado on May 13, 1998 at 9:00 a.m. Mountain Daylight Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about April 8, 1998.

VOTING OF PROXIES

     The matters covered by this proxy solicitation are (i) the election of eight directors, (ii) the proposed amendment to the Company's Articles of Incorporation increasing the number of authorized shares of the Company's common stock, par value $.01 per share (the "Common Stock"), from 40 million shares to 100 million shares, (iii) the proposed adoption of the Patina Oil & Gas Corporation 1998 Stock Purchase Plan (the "1998 Stock Purchase Plan") and (iv) such other matters, if any, as may be properly brought before the Annual Meeting. The proxy permits stockholders to withhold voting for any or all nominees for election as directors and to vote against or abstain from voting on the other matters if the stockholder so chooses. At the close of business on April 1, 1998, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding 16,682,508 shares of Common Stock. Each such share of Common Stock is entitled to one vote at the Annual Meeting. In addition, the Company had outstanding 1,660,993 shares of 8.50% Convertible Preferred Stock (the "8.50% Preferred Stock"). The 8.50% Preferred Stock entitles the holder to 2.6316 votes for each share held. Accordingly, the holders of the 8.50% Preferred Stock are entitled to a total of 4,371,069 votes on all matters to be considered at the Annual Meeting. A majority of the votes outstanding is necessary to provide a quorum at the Annual Meeting.

     Any proxy given may be revoked either by a written notice duly signed and delivered to the Secretary of the Company prior to the exercise of the proxy, by execution of a subsequent proxy or by voting in person at the Annual Meeting. Where a stockholder's proxy specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specification is made, the shares will be voted for the nominees for director and proposals identified herein.

                      PROPOSAL I -- ELECTION OF DIRECTORS

     If a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting by stockholders present or represented by proxy at the Annual Meeting is required for the election of directors. A stockholder's abstention from voting will be counted in determining whether such a plurality vote was cast only if such stockholder is represented in person or by proxy at the Annual Meeting. Abstentions by or on behalf of stockholders not so represented and broker non-votes will be disregarded. The Board of Directors has, by resolution, fixed the number of directors at eight. Each nominee is presently serving as a director and has served as a director of the Company or its predecessor for the period indicated in his or her biography. The term of each director presently serving will terminate at the Annual Meeting when the respective successor of each is elected and qualified.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 1998
______________________________________________________________________________

Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the persons named therein for any substitute designated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE
                            NOMINEES LISTED BELOW.

Nominees for Election at Annual Meeting:

     ARNOLD L. CHAVKIN (46) has served as a Director of the Company since October 1997. Mr. Chavkin is a General Partner at Chase Capital Partners. Chase Capital Partners is a General Partner of Chase Venture Capital Associates, L.P. Before assuming such position, Mr. Chavkin was a member of Chemical Bank's merchant banking group and, prior to that, a generalist in its corporate finance group specializing in mergers and acquisitions and private placements for the energy industry. Prior to that, Mr. Chavkin worked in corporate development for Freeport McMoRan, and held various positions with Gulf and Western Industries. Mr. Chavkin is a Certified Public Accountant. He received his Bachelor of Arts and M.B.A. degrees from Columbia University. Mr. Chavkin is also a Director of American Radio Systems, Inc., Bell Sports, Reading & Bates Corporation and Wireless One, Inc. During 1997, Mr. Chavkin served on the Audit and Governance Committee.

     ROBERT J. CLARK (53) has served as a Director of the Company since May 1996. Mr. Clark is the President of Bear Paw Energy Inc., a wholly owned subsidiary of TransMontaigne Oil Company. Mr. Clark formed Bear Paw Energy Inc. in 1995 and joined TransMontaigne in 1996 when TransMontaigne acquired a majority interest in Bear Paw Energy, Inc. From 1988 to 1995 he was President of SOCO Gas Systems, Inc. and Vice President - Gas Management for Snyder Oil Corporation ("SOCO"). Mr. Clark was Vice President Gas Gathering, Processing and Marketing of Ladd Petroleum Corporation, an affiliate of General Electric from 1985 to 1988. Prior to 1985, Mr. Clark held various management positions with NICOR, Inc. and its affiliate NICOR Exploration, Northern Illinois Gas and Reliance Pipeline Company. Mr. Clark received his Bachelor of Science Degree from Bradley University and his M.B.A. from Northern Illinois University. During 1997, Mr. Clark served on the Audit and Governance, Compensation and Special Committees.

     BRIAN J. CREE (34) has served as Executive Vice President, Chief Operating Officer and Director of the Company since May 1996. Prior to the acquisition of Gerrity Oil & Gas Corporation by the Company in May 1996 (the "Gerrity Acquisition"), he served as Chief Operating Officer and Director of Gerrity since 1993. From 1992 to 1993, Mr. Cree served as Senior Vice President - Operations and Chief Accounting Officer of Gerrity. Prior to that, Mr. Cree served as Vice President of Gerrity and its predecessor since 1989 and served in various accounting capacities with that company from 1987 to 1989. Prior to that, Mr. Cree was employed as an accountant with the public accounting firm of Deloitte, Haskins & Sells. Mr. Cree received his Bachelor of Arts Degree in Accounting from the University of Northern Iowa. During 1997, Mr. Cree served on the Dividend Administration Committee.

     JAY W. DECKER (46) has served as a Director of the Company since May 1996. On March 16, 1998, Mr. Decker was elected President of the Company. Prior to that, he was the Executive Vice President and a Director of Hugoton Energy Corporation, a public independent oil company from 1995 to March 1998. From 1989 until its merger into Hugoton Energy, Mr. Decker was the President and Chief Executive Officer of Consolidated Oil & Gas, Inc., a private independent oil company based in Denver, Colorado and President of a predecessor company. Prior to 1989, Mr. Decker served as Vice President - Operations for General Atlantic Energy Company and in various capacities for Peppermill Oil Company, Wainoco Oil & Gas and Shell Oil Company. Mr. Decker received his Bachelor of Science Degree in Petroleum Engineering from the University of Wyoming. Mr. Decker also serves as a Director of FX Energy. During 1997, Mr. Decker served on the Compensation and Special Committees and was Chairman of the Audit and Governance Committee.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 1998
______________________________________________________________________________

     THOMAS R. DENSION (37) has served as a Director of the Company since January 1998. Mr. Denison is a Managing Director and the General Counsel of First Reserve Corporation. He joined the corporation in January 1998 and opened its Denver office. Prior to joining First Reserve, he was a Partner in the international law firm of Gibson, Dunn & Crutcher LLP, a firm which he joined in 1986 as an Associate. Mr. Denison received his Bachelor of Science degree in Business Administration from the University of Denver and his Juris Doctor from the University of Virginia. Mr. Denison also serves on the Board of Directors of Phoenix Energy Services.

     THOMAS J. EDELMAN (47) has served as Chairman of the Board and Chief Executive Officer of the Company since its formation and was the Company's President until March 16, 1998. He co-founded SOCO and was its President from
1981 through February 1997.   From 1980 to 1981, he was with The First Boston
Corporation and from 1975 through 1980, with Lehman Brothers Kuhn Loeb Incorporated. Mr. Edelman received his Bachelor of Arts Degree from Princeton University and his Masters Degree in Finance from Harvard University's Graduate School of Business Administration. Mr. Edelman serves as Chairman of Lomak Petroleum, Inc., and is a Director of Petroleum Heat & Power Co. Inc., Star Gas Corporation, Weatherford Enterra, Inc. and Paradise Music & Entertainment, Inc. Mr. Edelman is also a Trustee of The Hotchkiss School. During 1997, Mr. Edelman served as Chairman of the Executive and Dividend Administration Committees.

     ELIZABETH K. LANIER (46) has served as a Director of the Company since January 1998. Mrs. Lanier has served as Vice President and Chief of Staff of Cinergy Corp since 1996. She is a member of the Management Committee, Operating Committee and Strategy Committee and a Cinergy Foundation Trustee. Mrs. Lanier is responsible for Information Technology, Real Estate, Facilities, Corporate and Office Services, Technology Integration (R&D), Community Affairs, Shareholder Relations, Corporate Records and Diversity Performance. Mrs. Lanier received her Bachelor of Arts Degree with honors from Smith College in 1973 and her law degree from Columbia Law School in 1977 where she was a Harlan Fiske Stone Scholar. Mrs. Lanier was awarded an Honorary Doctorate of Technical Letters by Cincinnati Technical College in 1991 and an Honorary Doctorate of Letters in 1995 from the College of Mt. St. Joseph. From 1982 to 1996 she was a Partner in the Corporate and Litigation Departments of Frost & Jacobs a law firm in Cincinnati, Ohio. From 1977 to 1982 she was with the law firm of Davis Polk & Wardwell in New York City. She is Chair of the Ohio Board of Regents.

     ALEXANDER P. LYNCH (46) has served as a Director of the Company since May 1996. Mr. Lynch is currently a General Partner of The Beacon Group, a private investment and financial advisory firm. Mr. Lynch had been Co-President and Co-Chief Executive Officer of The Bridgeford Group, a financial advisory firm, since 1995. From 1991 to 1994, he served as Senior Managing Director of Bridgeford. From 1985 until 1991, Mr. Lynch was a Managing Director of Lehman Brothers, a division of Shearson Lehman Brothers Inc. Mr. Lynch received his Bachelor of Arts Degree from the University of Pennsylvania and his M.B.A. from the Wharton School of Business at the University of Pennsylvania. Mr. Lynch also serves as a Director of Illinois Central Corporation and Lincoln Snacks Company. During 1997, Mr. Lynch served on the Executive Committee and was Chairman of the Compensation and Special Committees.

BOARD AND COMMITTEE MEETINGS; COMMITTEES OF THE BOARD

     The Board held 11 meetings in 1997. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which they served.

     The Board has established five committees to assist in the discharge of its responsibilities. The committee membership of each Director is included with his or her biography.

     EXECUTIVE COMMITTEE. The Executive Committee may exercise many of the powers of the Board in the management of the business and affairs of the Company in the intervals between meetings of the Board. Although the Committee has very broad powers, in practice it meets only when it would be impractical to call a meeting of the Board. The Executive Committee did not meet during 1997.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 1998
______________________________________________________________________________

     AUDIT AND GOVERNANCE COMMITTEE. The Audit and Governance Committee reviews the professional services provided by the Company's independent public accountants and the independence of such accountants from management of the Company. This Committee also reviews the scope of the audit coverage, the annual financial statements of the Company and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as have been brought to its attention. The Audit and Governance Committee met twice during 1997.

     COMPENSATION COMMITTEE. The Compensation Committee reviews and approves executive salaries and administers bonus, incentive compensation and stock option plans of the Company. This Committee advises and consults with management regarding other benefits and significant compensation policies and practices of the Company. This Committee also considers nominations of candidates for corporate officer positions. The Compensation Committee met twice during 1997. The Compensation Committee is also responsible for the administration of the 1998 Stock Purchase Plan covered by Proposal III.

     DIVIDEND ADMINISTRATION COMMITTEE. The Dividend Administration Committee authorizes, declares and sets the record date for the dividends that are paid on the Company's Common Stock, its 7.125% Convertible Preferred Stock and the 8.50% Preferred Stock. The Dividend Administration Committee will declare the dividends quarterly unless instructed otherwise by the Board. The Dividend Administration Committee met four times in 1997.

     SPECIAL COMMITTEE. The Special Committee, which consisted of members who were not affiliated with SOCO, was established in May 1997 to review alternatives related to the divestiture of SOCO's ownership interest in the Company. The Special Committee met six times in 1997 to consider and approve the transactions that eliminated SOCO's ownership interest in the Company in October 1997. Upon the closing of the transactions, the Committee was disbanded.

DIRECTOR COMPENSATION

     During 1997, non-employee directors of the Company received an annual retainer of $18,000, payable quarterly in shares of the Company's Common Stock having a market value of $2,250 and cash payments of $2,250. At its February 1998 meeting, the Board of Directors accepted a recommendation from the Compensation Committee to increase the annual retainer to $20,000, payable quarterly in shares of the Company's Common Stock having a market value of $2,500 and cash payments of $2,500. In addition, non-employee directors receive $1,000 for attendance at each meeting of the Board of Directors, and $250 for attendance at each meeting of a committee of the Board of Directors that cannot be held in conjunction with a meeting of the Board, in each case excluding telephone meetings. Directors are also reimbursed for expenses incurred in attending Board of Directors and committee meetings, including those for travel, food and lodging. Directors and members of committees of the Board of Directors who are employees of the Company or its affiliates are not compensated for their Board of Directors and committee activities.

     In 1996, the Company adopted a stock option plan for non-employee directors (the "Directors Plan"), The Directors' Plan provides that the Company will automatically grant to each non-employee director, on the date of his appointment, election, reappointment or reelection as a member of the Board of Directors, a stock option for 5,000 shares of Common Stock. The exercise price for all director stock options is the fair market value on the date of grant. The duration of each option is five years from the date of award, and each option vests as to 30% of the shares covered after one year, an additional 30% of the shares after two years, and all remaining shares three years after the date of grant.

     In addition to the compensation described above, the members of the Special Committee were paid $10,000 each and the Chairman was paid $25,000 for their services on the Special Committee.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 1998
______________________________________________________________________________

BENEFICIAL OWNERSHIP OF SECURITIES

     The following table provides information as to the beneficial ownership of Common Stock of the Company as of April 1, 1998 by each person who, to the knowledge of the Company, beneficially owned 5% or more of the Common Stock of the Company, each director of the Company, the five most highly compensated executive officers, including the Chief Executive Officer ("Named Officers"), and by all executive officers and directors of the Company as a group. No directors or executive officers of the Company beneficially own any equity
securities of the Company other than Common Stock and warrants.   The business
address of each individual listed below is: c/o Patina Oil & Gas Corporation, 1625 Broadway, Suite 2000, Denver, Colorado 80202.


                                                       PATINA COMMON STOCK
                                                   ---------------------------
                                                     NUMBER OF     PERCENT OF
                                                      SHARES         CLASS
                                                    OWNED(A)(B)   OUTSTANDING
                                                   -------------  ------------
Thomas J. Edelman                                    970,802              4.5%
Jay W. Decker                                        226,825              1.1
Brian J. Cree                                        123,758                *
Keith M. Crouch                                       56,145                *
Ronald E. Dashner                                     56,592                *
David J. Kornder                                      56,643                *
Arnold L. Chavkin (c)                              1,643,902              7.8
Robert J. Clark                                       26,825                *
Thomas R. Denison (d)                              2,373,928             11.3
Elizabeth K. Lanier                                      564                *
Alexander P. Lynch                                     6,825
All 14 executive officers
    and directors as a group                       5,649,527             26.2

Chase Venture Capital Associates, L.P. (c)         1,643,902              7.8
380 Madison Avenue, 12th Floor
New York, New York 10017

First Reserve Fund VII, Limited Partnership (d)    2,373,928             11.3
475 Steamboat Road
Greenwich, Connecticut 06830

Schroder Capital Management, Inc. (e)              1,282,100              6.1
787 Seventh Avenue, 34th Floor
New York, New York 10019

*  Less than 1%
-----------------

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 1998
______________________________________________________________________________

(a) The number of shares of Common Stock of the Company subject to stock options exercisable within 60 days after April 1, 1998, are as follows: Mr. Edelman, 325,000 shares; Mr. Decker, 4,500 shares; Mr. Cree, 60,000 shares; Mr. Crouch, 22,500 shares; Mr. Dashner, 21,000 shares; Mr. Kornder, 17,250 shares; Mr. Clark, 4,500 shares; Mr. Lynch, 4,500 shares; and all 14 executive officers and directors as a group, 494,200 shares.

(b) The number of shares of Common Stock of the Company subject to common stock warrants exercisable at $12.50, are as follows: Mr. Cree 5,092 shares; Mr. Crouch 217 shares; Mr. Kornder 109 shares; and all 14 executive officers and directors as a group 5,743 shares.

(c) Mr. Chavkin may be deemed to share beneficial ownership of the 593,216 shares of the 8.50% Preferred Stock (convertible into 1,561,095 common shares) and 82,143 shares of Common Stock owned by Chase Venture Capital Associates, L.P. through his role with Chase Venture Capital Associates, L.P. Mr. Chavkin disclaims beneficial ownership of such shares of the 8.50% Preferred Stock and Common Stock.

(d) Mr. Denison may be deemed to share beneficial ownership of the 856,867 shares of the 8.50% Preferred Stock (convertible into 2,254,913 common shares) and 118,651 shares of Common Stock owned by First Reserve Fund VII, Limited Partnership through its ownership of common stock of First Reserve Corporation, which is the sole general partner of First Reserve Fund VII, Limited Partnership. Mr. Denison disclaims beneficial ownership of such shares of the 8.50% Preferred Stock and Common Stock.

(e) The number of shares reported is based on information set forth in Schedule 13G dated February 6, 1998 filed by Schroder Capital Management, Inc.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 1998
______________________________________________________________________________

EXECUTIVE COMPENSATION

     Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal year ended December 31, 1997 of the Named Officers.

                                                               SUMMARY COMPENSATION TABLE (A)
                                 -------------------------------------------------------------------------------------------
                                                ANNUAL COMPENSATION (B)        LONG TERM COMPENSATION
                                               ------------------------  -------------------------------
                                                                                            SECURITIES
         NAME AND                                                        RESTRICTED STOCK   UNDERLYING         ALL OTHER
    PRINCIPAL POSITION           YEAR           SALARY($)  BONUS($)(C)    AWARDS ($)(D)    OPTIONS(#)(E)  COMPENSATION($)(F)
    ------------------           ----          ----------  -----------   ----------------  -------------  ------------------
Thomas J. Edelman                1997          $  303,535  $   350,000      $2,652,188        300,000          $   41,594
Chairman and Chief               1996             166,667       75,000               -        100,000              27,974
   Executive Officer

Brian J. Cree                    1997             200,000       95,000         144,141         40,000              36,594
Executive Vice President         1996             133,333      325,000               -         80,000              23,357

Keith M. Crouch                  1997             150,000       30,000         115,313         15,000              30,324
Senior Vice President,           1996             100,000        5,000               -         30,000              16,624
   General Counsel

Ronald E. Dashner                1997             144,167       47,500         115,313         14,000              29,000
Senior Vice President,           1996              93,333       30,000               -         28,000              15,278
   Operations

David J. Kornder                 1997             121,250       50,000         115,313         11,500              23,797
Vice President,                  1996              76,667       10,000               -         23,000              11,912
   Chief Financial Officer

-------------------------

(a) Excludes the cost to the Company of other compensation that, with respect to any Named Officer, does not exceed the lesser of $15,000 or 10% of the Named Officer's salary and bonus.
(b) The salary amounts in the table are for the period January 1, 1997 through December 31, 1997 and May 2, 1996 through December 31, 1996. Prior to May 2, 1996 (the effective date of the Gerrity Acquisition), the Company had no employees.
(c) Bonuses are paid in March of each year based on performance during the preceding year. Bonus amounts are accrued in the year preceding the year in which the bonus is paid.
(d) The restricted stock award, valued at the year end per share price of $7.6875, was granted to certain officers and key managers of the Company in conjunction with the October 1997 transactions that resulted in the elimination of SOCO's ownership interests in the Company. For a description of the restricted stock award, see "Certain Relationships and Related Transactions."
(e) Stock options were granted in May 1996, February 1997 and October 1997. In future years, stock options will generally be granted in February or March of each year based in part on performance during the preceding year.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 1998
______________________________________________________________________________

     (f) Includes amounts accrued or contributed for the year for the Named Officers under the Company's Profit Sharing and Savings Plan and as matching contributions under the Company's Deferred Compensation Plan for Select Employees as follows:


                                                   PROFIT          DEFERRED
                                                SHARING PLAN   COMPENSATION PLAN
                                                ------------   -----------------
          Thomas J. Edelman       1997               $16,594           $25,000
                                  1996                15,474            12,500

          Brian J. Cree           1997                16,594            20,000
                                  1996                13,357            10,000

          Keith M. Crouch         1997                15,324            15,000
                                  1996                 9,124             7,500

          Ronald E. Dashner       1997                14,583            14,417
                                  1996                 8,278             7,000

          David J. Kornder        1997                11,672            12,125
                                  1996                 6,162             5,750


STOCK OPTION GRANTS AND EXERCISES

  In 1996, the Company adopted the Employee Stock Option Plan which is administered by the Compensation Committee and provides for the granting of options to purchase shares of Common Stock to key employees of the Company and certain other persons who are not employees of the Company, but who from time to time provide substantial advice or other assistance or services to the Company. The plan permits options to acquire up to three million shares of Common Stock to be outstanding at any one time. During 1996, options to purchase 512,000 shares of Common Stock were granted to 50 employees at an average exercise price of $7.75 per share. During 1997, options to purchase 271,000 shares of Common Stock were granted to 56 employees at an average exercise price of $9.25 per share. The exercise price of all such options was equal to the fair market value of the Common Stock on the date of grant. All such options granted during 1996 and 1997 were for a term of five years, with 30% of the options becoming exercisable after one year, an additional 30% becoming exercisable after two years and the remaining options becoming exercisable after the three years. In addition to the above, and in accordance with his employment agreement, Mr. Edelman was granted a five year fully vested option in October 1997 to purchase 250,000 shares of Common Stock at $9.875 per share.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 1998
______________________________________________________________________________

STOCK OPTION GRANTS

  The following table sets forth information for the fiscal year ended December 31, 1997 with respect to the grant of stock options to the Named Officers. The stock options were granted at the market price on the date of grant. No stock appreciation rights have been granted by the Company.


                                                     STOCK OPTION GRANTS
                       -------------------------------------------------------------------------------
                       NUMBER OF                                            POTENTIAL REALIZABLE VALUE
                       SECURITIES   % OF TOTAL                              AT ASSUMED ANNUAL RATES OF
                       UNDERLYING     OPTIONS                                STOCK PRICE APPRECIATION
                        OPTIONS     GRANTED TO    EXERCISE                     FOR OPTION TERMS (A)
                        GRANTED    EMPLOYEES IN     PRICE     EXPIRATION    --------------------------
       Name                #        FISCAL YEAR    $/SHARE       DATE            5%            10%
       ----            ---------    -----------    -------    ----------    ------------   -----------
Thomas J. Edelman (b)    300,000       57.6%        $9.875     10/21/02         $949,443    $1,965,707
Brian J. Cree             40,000        7.7           9.25      2/20/02          102,224       225,889
Keith M. Crouch           15,000        2.9           9.25      2/20/02           38,334        84,708
Ronald E. Dashner         14,000        2.7           9.25      2/20/02           35,778        79,061
David J. Kornder          11,500        2.2           9.25      2/20/02           29,389        64,943

(a) The assumed annual rates of stock price appreciation used in showing the potential realizable value of stock option grants are prescribed by rules of the Securities and Exchange Commission. The actual realized value of the options may be significantly greater or less than the amounts shown. For options granted during 1997 at an exercise price of $9.25, the values shown for 5% and 10% appreciation equate to a common stock price of $11.81 and $14.90, respectively, at the expiration date of the options. For options granted during 1997 at an exercise price of $9.875, the values shown for 5% and 10% appreciation equate to a common stock price of $12.60 and $15.90 respectively, at the expiration date of the options.

(b) Options granted to Mr. Edelman in 1997 include an option to purchase 50,000 shares of Common Stock exercisable at $9.25 per share with an expiration date of February 20, 2002. The potential realizable values at assumed annual rates of stock price appreciation for the option term at 5% and 10% are $127,780 and $282,361, respectively.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 1998
______________________________________________________________________________

YEAR-END OPTION VALUES TABLE

  The following table sets forth information at December 31, 1997 with respect to exercisable and non-exercisable options held by the Named Officers. The table also includes the value of "in-the-money" options which represents the spread between the exercise price of the existing stock options and the year-end Common Stock price of $7.6875 per share.


                                    AGGREGATE OPTION EXERCISES IN 1997 AND YEAR-END VALUES
                       --------------------------------------------------------------------------------
                                                                                     VALUE OF
                                                  NUMBER OF UNEXERCISED      UNEXERCISED IN-THE-MONEY
                         SHARES                  OPTIONS AT YEAR END 1997   OPTIONS AT YEAR END 1997(A)
                        ACQUIRED       VALUE    --------------------------  ---------------------------
 NAME                  ON EXERCISE    REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
 ----                  -----------    --------  -----------  -------------  -----------   -------------
Thomas J. Edelman           -            -        280,000        120,000         -              -
Brian J. Cree               -            -         24,000         96,000         -              -
Keith M. Crouch             -            -          9,000         36,000         -              -
Ronald E. Dashner           -            -          8,400         33,600         -              -
David J. Kornder            -            -          6,900         27,600         -              -

(a) As of December 31, 1997, all outstanding stock options were priced at a level above the share price on December 31, 1997 of $7.6875 per Common share. As such, there is no value attributed to these options. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of exercise.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     The Compensation Committee of the Board of Directors, which is comprised of non-employee directors of the Company, establishes the general compensation policies of the Company, establishes the compensation plans and compensation levels for officers and certain other key employees and administers the Company's stock option plan, deferred compensation plan and stock purchase plan. The Committee also establishes salary and bonus ranges for other officers and key employees, and generally approves specific amounts within those ranges on the recommendation of management. In July 1997, the Company entered into an employment agreement with Mr. Edelman in contemplation of a series of transactions that were designed to eliminate the ownership interest of SOCO in the Company. Those transactions were approved by the stockholders of the Company in October 1997 and the employment agreement, the terms of which are summarized below, became effective on October 21, 1997. In February 1998, the agreement was amended and restated to clarify certain provisions thereof.

     In establishing compensation policies, the Committee believes that the cash compensation of executive officers, as well as other key employees, should be competitive with other oil companies or other business opportunities available to such executive officers while, within the Company, being fair and discriminating on the basis of personal performance. Awards of stock options and stock grants are intended both to retain executives and to motivate them to accomplish long-term growth objectives.

     In establishing the base salary and bonus ranges for its executive officers, the Company targets the median cash compensation of competitor's executives having similar responsibilities. Adjustments, in large part subjective, are made to

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 1998
______________________________________________________________________________

account for cases in which the responsibilities of Company executives differ from the responsibilities of executives from the companies surveyed. Base salaries have historically been set below the median, so that bonuses, which, except for the most senior officers, are primarily determined by individual performance, will constitute a larger portion of cash compensation. The Committee is advised as to compensation levels of competitors based on detailed data believed to be most comparable to the Company as well as the results of more general surveys. Guided by this information, compensation ranges are established, and individual executive compensation within these ranges is determined based upon the individual's responsibilities and performance.

     The Committee was not involved in determining initial base salary levels for the Company, including the salary levels of Mr. Edelman and other officers of the Company, for 1996. Those salary levels were determined pursuant to the terms of the 1996 Merger Agreement that resulted in the Gerrity Acquisition. In February 1997, effective March 1, 1997, the Committee made certain adjustments to the salary levels of the officers of the Company, including Mr. Edelman, which are reflected above.

     Mr. Edelman's employment agreement provides for a yearly target bonus equal to his base salary, which was $350,000 effective August 1, 1997. Mr. Edelman's bonus is based primarily on Company performance. The Committee has not established any particular formula or identified particular factors as more important than others. The Committee considers various factors, including growth in reserves, net income and cash flow, as well as performance of the Company's Common Stock. The Committee also considers other matters, such as the extent to which these factors were influenced by management to position the Company for future growth. During 1997, the Committee specifically considered the continued progress associated with the consolidation of the predecessor entities, the improving financial and operating results and the elimination of SOCO's ownership interest in the Company. In 1997, the Company made significant progress in finalizing the consolidation of the operations of the predecessors and achieved better than expected results in optimizing production from its core assets. Mr. Edelman was the central figure in structuring, arranging and consummating the transactions that resulted in the elimination of SOCO's ownership interest in the Company, positioning the Company to pursue an independent growth strategy involving acquisitions, consolidation and exploitation activities. Based on these and other considerations, the Committee awarded Mr. Edelman an Incentive Contribution, in the amount of $350,000 to his deferred compensation plan in lieu of a bonus for 1997. In arriving at the amount of the Incentive Contribution, the Committee considered, among other things, that nearly all aspects of the Company's performance during 1997 showed significant improvement. Mr. Edelman then elected to use the entire Incentive Contribution to purchase Company Common Stock under the 1998 stock purchase plan. Bonuses for other officers and key employees are influenced by Company performance, but are determined primarily on senior management's assessment of individual performance.

     Stock options are granted annually to Mr. Edelman and other officers and key employees to retain and motivate the grantees to improve long-term stock market performance. Options are granted only at the prevailing market price and will have value only if the price of the Company's Common Stock increases. Generally, options have a term of five years and vest 30% after one year, an additional 30% after two years and are fully vested after three years; an employee must be employed by the Company at the time of vesting in order to exercise the options. In addition to the annual awards of stock options, Mr. Edelman's employment agreement provided for a five year fully vested option to purchase 250,000 shares of the Company's Common Stock at $9.875, the public offering price of the secondary offering of the Company's Common Stock owned by SOCO completed in October 1997.

     The Committee generally determines the number of options granted to Mr. Edelman and to other executives and key employees based on a formula under which the number of options granted is equal to a percentage, which varies with the degree to which an individual's responsibilities might affect the long-term price of the Company's Common Stock, of the individual's base

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 1998
______________________________________________________________________________

salary. The Committee occasionally grants additional options when the Committee believes additional incentives are appropriate. No such awards were made during 1997.

     The Committee maintains a Deferred Compensation Plan for select employees as a means to provide additional incentive for key employees to remain in the employ of the Company. Under the Plan, key employees selected by the Committee are permitted to defer a portion of their compensation for periods determined by them or until their employment by the Company ceases. The Committee also determines annually the matching contribution to be made by the Company and may, in addition, authorize additional Company contributions to be made on behalf of designated individuals. Company matching contributions vest at 33% per year over three years, and additional Company contributions vest over the period determined by the Committee. The Committee designated nine key employees in 1997 as eligible to participate and determined that Company contributions would equal one hundred percent of each participant's contribution up to a maximum Company contribution of ten percent of any participant's salary.


                                             COMPENSATION COMMITTEE



                                             Alexander P. Lynch, Chairman
                                             Robert J. Clark
                                             Jay W. Decker

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 1998
______________________________________________________________________________

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock against the total return of the Dow Jones Equity Market Index and the Dow Jones Secondary
Oils Index for the period May 1996 through December 1997.   The Secondary Oils
Index is composed of thirteen companies, all of which are significantly larger than the Company, selected by Dow Jones & Company, Inc. to represent non-major oil producers that generally do the bulk of their business domestically. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on May 3, 1996 and that all dividends were reinvested. The closing sales prices of the Company's Common Stock on the last trading day of 1997 was $7.6875.

                       [PERFORMANCE CHART APPEARS HERE]

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 1998
______________________________________________________________________________


EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     In July 1997, the Company entered into an employment agreement with Thomas
J. Edelman, the Chairman of the Board and Chief Executive Officer of the Company. The agreement became effective on October 21, 1997 with the closing of certain transactions that eliminated SOCO's ownership interest in the Company. In February 1998, the agreement was amended and restated to clarify certain provisions thereof. The agreement has a term ending on January 1, 2001 and provides Mr. Edelman with a base salary of $350,000 and a yearly target bonus in a like amount to be determined by the Compensation Committee in its sole discretion. Increases in Mr. Edelman's salary are at the discretion of the Compensation Committee. On February 19, 1998, the Compensation Committee approved an increase in Mr. Edelman's Base Salary to $360,000, effective March 1, 1998. The agreement provides Mr. Edelman with certain protections in the event of a change in control of the Company and with certain other compensation plans, benefits and perquisites commensurate with his executive positions with the Company.

     In June 1997, the Company adopted a Change In Control Plan (the "Plan") which established three levels of severance benefits in the event of a change in control of the Company. The Executives of the Company, as defined in the Plan, receive the highest level of compensation in the event of a change of control with the Key Managers, as identified by the Board, and Regular Employees, as defined in the Plan, receiving more limited severance benefits. Upon a change in control, all non-vested securities of the Company held by employees will automatically vest as will all non-vested rights under or in connection with all the Company's benefit plans, including the 401(k) plan, deferred compensation plan, and restricted stock grant.

     If an Executive is terminated within one year of a change in control or if an Executive resigns after a Material Change, as defined in the Plan, occurring within one year of a change in control, the Executive will receive an Executive Payment which consists of 150% of Base Compensation as defined in the Plan, accrued but unpaid bonuses and the greater of the Executive's most recent annual bonus or the projected annual bonus for the year in which the change of control occurs. If a Key Manager or a Regular Employee is terminated without cause within one year of a change in control, or resigns within 30 days of a reduction in Base Compensation occurring within one year of a change in control, the Key Manager will receive a Key Manager Payment and the Regular Employee will receive a Regular Employee Payment. A Key Manager Payment consists of 100% of Base Compensation, accrued but unpaid bonuses and the greater of the most recent annual bonus or the projected annual bonus for the year in which the change of control occurs. A Regular Employee Payment consists of one quarter of Base Compensation, accrued but unpaid bonuses and the greater of one quarter of the most recent annual bonus or one quarter of the projected annual bonus for the year in which the change of control occurs.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Edelman was previously the President and a Director of SOCO. He resigned those positions in February 1997. Mr. Edelman is also the Chairman of Lomak Petroleum, Inc. an oil and gas exploration and production company. SOCO owned approximately 74% of the Common Stock of the Company until October 21, 1997 when a series of transactions were closed that eliminated SOCO's ownership interest in the Company. During 1997, SOCO, Lomak and the Company did not hold interests or participate together in any transactions involving the same oil and gas properties. During 1997, SOCO provided the Company with support pursuant to a Corporate Services Agreement that was entered into in connection with the Gerrity Acquisition. Effective October 21, 1997, SOCO and the Company entered into an agreement pursuant to which SOCO is to provide the Company with certain support services, including payroll, tax and computer system support, for a transition period following the elimination of SOCO's ownership interest in the Company. As of January 1, 1998, all support services, other than for the computer system, have been terminated.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 1998
______________________________________________________________________________

     In connection with the October 21, 1997 closing, the Company's stockholders approved the grant of restricted shares of the Company's Common Stock to the following directors and officers:


          NAME                       POSITION                         SHARES GRANTED
          ----            ---------------------------------------     --------------
     Thomas J. Edelman    Chairman and Chief Executive Officer            345,000

     Brian J. Cree        Director, Executive Vice President               18,750

     Ronald E. Dashner    Senior Vice President, Operations                15,000

     Keith M. Crouch      Senior Vice President, General Counsel           15,000

     David J. Kornder     Vice President, Chief Financial Officer          15,000

     David R. Macosko     Vice President                                   11,250

     Terry L. Ruby        Vice President                                   11,250

     David W. Siple       Vice President                                   11,250

     The shares are subject to an Amended and Restated Restricted Stock Agreement dated effective October 21, 1997 which provides that the restrictions on the transfer of the granted shares lapse at the rate of 25% per year commencing January 1, 1998 or upon the death or disability of the Grantee. The Restricted Stock Agreement also provides for the pro-rata forfeiture of the granted shares against which the transfer restrictions have not lapsed should the Grantee's employment with the Company terminate, if such termination is by the Company without Cause or by the Grantee for Good Reason, as defined in the Agreement. The shares were issued at no cost to the Grantees as an inducement for them to remain with the Company and to align their interests in the future growth and success of the Company with the interests of the Company's stockholders. Each Grantee is entitled to vote the granted shares and receive any dividends that might be paid in connection with the Common Stock, even though the restrictions against the transfer of such shares have not lapsed.

     In connection with his election as President of the Company on March 16, 1998, Jay W. Decker was granted 100,000 restricted shares of the Company's Common Stock. The shares are subject to a Restricted Stock Agreement dated March 16, 1998 which provides that the restrictions on the transfer of the granted shares lapse at the rate of 33.33% per year commencing March 16, 1999 or upon the death or disability of Mr. Decker. The Restricted Stock Agreement also provides for the pro-rata forfeiture of the granted shares against which the transfer restrictions have not lapsed should Mr. Decker's employment with the Company terminate, if such termination is by the Company without Cause or by him for Good Reason, as defined in the Agreement. The shares were issued at no cost to Mr. Decker as an inducement for him to accept employment with the Company. Mr. Decker is entitled to vote the granted shares and receive any dividends that might be paid in connection with the Common Stock even though the restrictions against the transfer of such shares have not lapsed.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 1998
______________________________________________________________________________

                 PROPOSAL II  --  APPROVAL OF AMENDMENT TO THE
                      COMPANY'S ARTICLES OF INCORPORATION

     On February 19, 1998, the Board of Directors unanimously approved a proposed amendment to Article IV of the Company's Articles of Incorporation. The proposed amendment would increase the number of authorized shares of Common Stock from 40 million shares to 100 million shares. The proposed amendment, a copy of which is set forth in Exhibit A, is being submitted at the Annual Meeting for Stockholder approval.

REASONS FOR PROPOSED AMENDMENT

     The Company's goal is to become a growth oriented and profitable independent oil and gas company. A portion of the expected growth will likely be financed through the issuance of additional equity securities of the Company. The Board believes that the authorization of additional shares of the Company's Common Stock will provide the Company with greater flexibility in finding and closing acquisitions and raising capital.

     The Board of Directors has the authority to issue shares of Common Stock for such corporate purposes as it may from time to time deem to be in the best interests of the Company without stockholder approval. The proposed amendment would not change the rights of the holders of any of the Company's outstanding Common Stock or preferred stock.

     If the amendment is approved, the Board may issue additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any securities exchange on which shares of Common Stock are then listed. Current stockholders have no preemptive or like rights which means they do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof. The effects of the authorization of additional shares of Common Stock include the dilution of voting power and perhaps in the payment of dividends. In addition, the Board could use the authorized but unissued shares of Common Stock to create impediments to a take over or a transfer of control of the Company. Accordingly, the increase in the number of authorized shares of Common Stock may deter a future takeover attempt which the holders of the Common Stock may deem to be in their best interest or in which holders of Common Stock may be offered a premium for their shares over the market price. The Board is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the amendment to increase the number of authorized shares of Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

     The Board will, in the exercise of its fiduciary duties to the stockholders, weigh all the factors carefully, together with the needs and prospects of the Company, before committing to the issuance of further shares not requiring stockholder approval.

REQUIRED VOTE AND RECOMMENDATION

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE AT THE MEETING IS REQUIRED FOR APPROVAL OF THE PROPOSED AMENDMENT. AN ABSTENTION OR BROKER NON-VOTE WITH RESPECT TO PROPOSAL II WILL HAVE THE SAME EFFECT AS A VOTE AGAINST PROPOSAL II AS THERE WILL BE ONE LESS VOTE FOR APPROVAL OF PROPOSAL II. A BROKER NON-VOTE OCCURS IF A BROKER OR OTHER NOMINEE DOES NOT HAVE DISCRETIONARY AUTHORITY AND HAS NOT RECEIVED INSTRUCTION WITH RESPECT TO A PARTICULAR ITEM. THE BOARD BELIEVES THAT IT IS APPROPRIATE AND ADVISABLE THAT THE STOCKHOLDERS ADOPT THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 1998
______________________________________________________________________________

                    PROPOSAL III -- APPROVAL OF
                     1998 STOCK PURCHASE PLAN

THE PROPOSAL

     On February 19, 1998, the Board of Directors adopted the Patina Oil & Gas Corporation 1998 Stock Purchase Plan (the "1998 Stock Purchase Plan") covering 500,000 shares of Common Stock, subject to stockholder approval. The purpose of the 1998 Stock Purchase Plan is to both retain directors, officers, key employees and consultants and advisers on whom the Company depends ("Participants") and align their interests in the growth and future prospects of the Company with those of the stockholders of the Company. Under the 1998 Stock Purchase Plan, Participants may purchase a specified number of shares of Common Stock at a specified discount (ranging from 10% to 50%) from the closing price of the Common Stock on the day prior to the day the shares are purchased. Participants may assign their right to purchase Common Stock under the Plan to members of their immediate family, a trust or other legal entity of which the Participant or a member of his immediate family is a Trustee, beneficiary or beneficial owner. Also, Participants who are employees of the Company, may be granted the right to purchase shares of Common Stock pursuant to the 1998 Stock Purchase Plan with all or a portion of their salary and bonus. Any shares purchased under the 1998 Stock Purchase Plan may not be sold by the Participant for a period of at least one year from the date of purchase.

     The 1998 Stock Purchase Plan will be administered by the Compensation Committee which has the sole power to determine the terms and conditions of making shares of Common Stock available for purchase under the 1998 Stock Purchase Plan including the selection of the Participants, the number of shares that will be available to each Participant and the applicable discount from the closing price at which shares may be purchased. The 1998 Stock Purchase Plan is designed to operate on a year by year basis coinciding with the annual meetings of the Company ("Plan Year") until the all shares being made available have been purchased or until the Committee elects otherwise. The initial Plan Year commenced February 19, 1998 and will terminate on May 13, 1998, the date of the Annual Meeting. A copy of the 1998 Stock Purchase Plan is annexed hereto as Exhibit B.

     In the initial Plan Year, an allocation of 137,500 shares were made available for purchase under the 1998 Stock Purchase Plan, exclusive of shares made available for purchase with Participant's salaries and bonuses. The allocation was recommended by the Compensation Committee and unanimously accepted by the Board of Directors at the February 1998 Board meeting. As of March 25, 1998, Participants have purchased 161,712 shares of Common Stock, including 76,712 shares purchased with Participant's 1997 bonuses, at prices ranging from $6.9375 to $7.125 per share ($5.20 to $5.34 net price per share).

     Approval of the 1998 Stock Purchase Plan by the Company's stockholders will ratify the purchases of Stock under the Plan made to-date, as well as all future purchases under the Plan by the Participants.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 1998
______________________________________________________________________________

REQUIRED VOTE AND RECOMMENDATION

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE MEETING IS REQUIRED FOR APPROVAL OF THE 1998 STOCK PURCHASE PLAN. ABSTENSIONS AND BROKER NON-VOTES WILL NOT BE CONSIDERED AS VOTES CAST AT THE ANNUAL MEETING AND ACCORDINGLY, WILL HAVE NO EFFECT ON THE OUTCOME OF THE VOTE WITH RESPECT TO PROPOSAL III. THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE 1998 STOCK PURCHASE PLAN.

INDEBTEDNESS OF MANAGEMENT

     In October 1997, the Company closed a series of transactions which eliminated the ownership interest of SOCO in the Company. The transactions included: (i) the sale by SOCO of 10.9 million common shares of its Company stock to the public in a secondary offering, (ii) the repurchase and retirement by the Company of SOCO's remaining Common Shares, (iii) the sale by the Company of $40 million of the 8.50% Preferred Stock and 160,000 Common Shares to certain institutional investors and (iv) the sale of $3.0 million of Common Shares and the grant of 496,250 restricted Common Shares, net of forfeitures, to certain officers and key managers of the Company. In conjunction with these transactions, Mr. Edelman purchased 202,532 Common Shares at $9.875 per share for a total of $2.0 million. A total of 85% of the remaining $1.0 million of Common Shares purchased by other officers and key managers was financed by the Company. As a result, the following Executive Officers of the Company are indebted to the Company as of April 1, 1998 :


     NAME                       TITLE                              AMOUNT
     ----                       -----                             --------
     Brian J. Cree        Executive Vice President                $106,250
     Ronald E. Dashner    Senior Vice President-Operations          85,000
     Keith M. Crouch      Senior Vice President-General Counsel     85,000
     David J. Kornder     Vice President-Chief Financial Officer    85,000
     David R. Macosko     Vice President                            63,750
     Terry L. Ruby        Vice President                            63,750
     David W. Siple       Vice President                            63,750

     The Company loaned an additional $297,500 to a total of ten other key managers of the Company who purchased shares of Common Stock in the transactions. The indebtedness of each officer and key manager is in the form of a recourse promissory note which bears interest at the rate of 8.50% per annum payable each March 31 until the notes are paid. The maturity date for the indebtedness is January 2, 2001. The obligation of each officer and key manager is secured by all of the shares purchased and granted to him or her in the transactions described above.

     In connection with his election as President of the Company on March 16, 1998, Mr. Decker purchased 100,000 shares of Common Stock at a per share price of $6.875 for a total purchase price of $687,500. The Company loaned Mr. Decker $584,375, or 85% of the total purchase price, represented by a recourse promissory note which bears interest at the rate of 8.5% per annum payable each March 31 until the note is paid. The maturity date of Mr. Decker's note is March 16, 2001. Mr. Decker's obligation is secured by all of the shares purchased and granted to him in connection with his employment with the Company.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 1998
______________________________________________________________________________

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent of the Company's stock to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of such reports are required to be furnished to the Company.

     Based solely on a review of such forms furnished to the Company and certain written representations from the Executive Officers and Directors, the Company believes that all Section 16(a) filing requirements applicable to its Executive Officers, Directors and greater than ten percent beneficial owners were complied with on a timely basis.

OTHER BUSINESS

     The Board does not know of any business to be presented for consideration at the Annual Meeting other than as stated in the Notice. It is intended, however, that the persons authorized under the accompanying proxy will, in the absence of instructions to the contrary, vote or act in accordance with their judgment with respect to any other proposal properly presented for action at such meeting.

SUBMISSION OF PROPOSALS BY STOCKHOLDERS

     In order to be eligible for inclusion in the Company's proxy statement for the 1999 Annual Meeting of Stockholders, any proposal of a stockholder must be received by the Company at its corporate offices in Denver, Colorado by December 31, 1998.

RELATIONSHIP WITH INDEPENDENT AUDITORS

     Arthur Andersen LLP is the principal accountant selected by the Company. Representatives of such firm are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

ANNUAL REPORT AND FORM 10-K

     The 1997 Annual Report of the Company for the fiscal year ended December 31, 1997, including audited financial statements, is being forwarded to each stockholder of record as of April 1, 1998, together with this Proxy Statement.

     A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS ON REQUEST TO:

     Patina Oil & Gas Corporation
     1625 Broadway, Suite 2000
     Denver, Colorado 80202
     Attention: Investor Relations

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 1998
______________________________________________________________________________

OTHER MATTERS

     The accompanying form of proxy has been prepared at the direction of the Company, of which you are a stockholder, and is sent to you at the request of the Board of Directors. The proxies named therein have been designated by your Board of Directors.

     The Board of Directors of the Company urges you, even if you presently plan to attend the meeting in person, to execute the enclosed proxy and mail it as indicated immediately. You may revoke your proxy and vote in person if you are in fact able to attend.

                              PATINA OIL & GAS CORPORATION
                              By Order of the Board of Directors



                              Keith M. Crouch
                              Secretary

Denver, Colorado
April 8, 1998

                                   EXHIBIT A
                                   ---------

     FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares of capital stock, consisting of One Hundred Million (100,000,000) shares of common stock, par value one cent ($.01) per share ("Common Stock"), and Five Million (5,000,000) shares of preferred stock, par value one cent ($.01) per share ("Preferred Stock").

     The designations and the powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

     1.  PROVISIONS RELATING TO THE PREFERRED STOCK.

         (a) The Preferred Stock may be issued from time to time in one or more series or classes, the shares of each series or class to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such series or class adopted by the Board of Directors of the Corporation as hereinafter prescribed.

         (b) Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more series or classes, and with respect to each series or class of the Preferred Stock, to fix and state by resolution or resolutions from time to time adopted providing for the issuance thereof the following:

              (i) whether or not a series or class is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such series or class is to be entitled to vote as a separate class either alone or together with the holders of one or more other series or classes of stock;

              (ii) the number of shares to constitute the series or class and the designations thereof;

              (iii) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any series or class;

              (iv) whether or not the shares of any series or class shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

              (v) whether or not the shares of a series or class shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

              (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other series or class or classes of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

              (vii) the preferences, if any, and the amounts thereof which the holders of any series or class thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

              (viii)whether or not the shares of any series or class, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

              (ix) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors seem advisable.

         (c) The shares of each series or class of the Preferred Stock may vary from the shares of any other series or class thereof in any or all of the foregoing respects. Except as otherwise provided in any resolution or resolutions providing for the issuance of any series or class of Preferred Stock, the Board of Directors may increase the number of shares of the Preferred Stock designated for such series or class by a resolution adding to such series or class authorized and unissued shares of the Preferred Stock not designated for any other series or class. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing series or class by a resolution subtracting from such series or class authorized and unissued shares of the Preferred Stock designated for such existing series or class.

2.  PROVISIONS RELATING TO THE COMMON

         (a) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and, shall be entitled to one vote for each share of Common Stock held.

         (b) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series or class thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

         (c) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any series or class thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or entities or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

     No stockholder shall have a preemptive right to acquire any shares or securities of any class, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation.

                                   EXHIBIT B
                          PATINA OIL & GAS CORPORATION
                            1998 STOCK PURCHASE PLAN

                                   ARTICLE I

                                    Purpose
                                    -------

     The purpose of the Plan is to provide Eligible Persons, as defined herein, of Patina Oil & Gas Corporation (the "Company") with an opportunity and an inducement to purchase Common Stock of the Company and thereby participate in the growth and future prospects of the Company as well as to better align the interests of such Eligible Persons with the stockholders. Each Eligible Person will be entitled to purchase up to a specified number of shares or a specified dollar amount of restricted Common Stock at prices ranging from fifty percent (50%) to ninety percent (90%) of the closing price of the Common Stock on the trading day prior to the day an Eligible Person elects to purchase such stock. In addition, Eligible Persons who are employees of the Company may be granted the right to purchase shares of Common Stock pursuant to the Plan with all or a portion of their salary and bonus. Notwithstanding any restrictions or exemptions to the contrary under the Securities Act of 1933 or any other applicable law, rule or regulation, an Eligible Person who purchases shares of Common Stock pursuant to the Plan may not sell such shares for a period of one year from the date of purchase. The Plan is not intended to comply with the provisions of Section 423 of the Internal Revenue Code of 1986, as amended.


                                   ARTICLE II

                                  Definitions
                                  -----------

     The following terms, when capitalized, shall have the meanings specified below unless the context clearly indicates to the contrary.

     2.1  "Board of Directors" shall mean the Board of Directors of the Company.

     2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     2.3 "Committee" or "Stock Purchase Plan Committee" shall mean the Compensation Committee of the Board of Directors, the members of which shall be non-employee directors within the meaning of Paragraph (b) (3) of Rule 16 b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     2.4  "Committee Member" shall mean any member of the Committee.

     2.5 "Common Stock" shall mean the Common Stock, $0.1 par value per share, of the Company.

     2.6 "Company" shall mean Patina Oil & Gas Corporation, a Delaware corporation.

     2.7 "Effective Date" shall mean the date the Plan is declared operative by the Board of Directors.

     2.8 "Eligible Person" shall mean those persons who are officers, directors, key employees of, or consultants or advisors to, the Company determined to be eligible from time to time in the sole discretion of the Committee.

     2.9 "Plan" shall mean the Patina Oil & Gas Corporation 1998 Stock Purchase Plan.

     2.10 "Plan Year" shall mean initially, the period of time between the Effective Date and the date of the 1998 annual meeting of the Company and, thereafter, the period of time between successive annual meetings of the Company.

     The masculine gender, whenever used in this Plan, includes the feminine, the singular includes the plural and the plural includes the singular unless the context otherwise requires.


                                  ARTICLE III

                             Administration of Plan
                             ----------------------

     The Plan shall be administered by the Committee. Members of the Committee may be removed at any time by the Board of Directors and the Board of Directors shall have the power to fill any vacancy which may occur in the Committee. The Committee shall have full and final authority to make rules and regulations, subject to the express provisions of the Plan, for the administration of the Plan and to settle any disputes which may arise under the terms of the Plan. The Committee's interpretations and decisions with regard to the provisions of the Plan and any rules or regulations promulgated thereunder shall be final and conclusive. A majority of the Committee shall constitute a quorum, and acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee


                                   ARTICLE IV

                                     Shares
                                     ------

     There shall be 500,000 shares of Common Stock reserved under the Plan, subject to adjustment in accordance with Article IX hereof. The shares of Common Stock subject to the Plan shall be shares of authorized but unissued Common Stock.


                                   ARTICLE V

                       Purchase of and Payment for Shares
                       ----------------------------------

     Prior to the commencement of any Plan Year, the Committee shall identify Eligible Persons for the Plan Year, determine the number of shares and/or the dollar amount as well as the discount from the market value of such shares that any Eligible Person is entitled to purchase during any Plan Year. The Committee may at any time, in its sole discretion, add or eliminate Eligible Persons, change the discount applicable to the purchase of shares of Common Stock or the number of shares an Eligible Person may purchase pursuant to this Plan. Any Eligible Person may purchase all or any portion of the shares allocated to him by giving a written notice to the Chief Financial Officer of the Company that specifies the whole number of shares being purchased. Within ten (10) days of giving such notice, the Eligible Person shall pay to the Company the purchase price for the shares of Common Stock purchased. The purchase price for such shares shall be the closing price of a share of Common Stock on the New York Stock Exchange on the last business day preceding the date of the notice, multiplied by the number of shares specified in the notice and then reduced by the applicable discount. No share of the Company's Common Stock may be issued to an Eligible Person until such time as the share has been fully paid for as above provided. At the determination of the Company, the Company may require as a condition to the purchase of shares of Common Stock pursuant to the Plan, the making of such payments by an Eligible Person as the Company deems necessary to satisfy any income tax withholding requirements of an Eligible Person with respect to such purchase.


                                   ARTICLE VI

                     Issuance of Shares; Stock Certificates
                     --------------------------------------

     The shares of Common Stock purchased by an Eligible Person shall, for all purposes, be deemed to have been issued and sold on the date of the notice given pursuant to Article V. Prior to that time, none of the rights or privileges of a stockholder of the Company shall exist with respect to such shares.

     As soon as practicable after any purchase of shares of Common Stock by an Eligible Person, a certificate representing the Common Stock purchased pursuant to the Plan will be issued in the name of the Eligible Person, unless the Eligible Person shall otherwise instruct the Committee. With respect to shares of Common Stock purchased by an Eligible Person, the Eligible Person shall be entitled to vote or to consent as a stockholder to any action with respect to which other stockholders of the Company are entitled to vote or give consent. Unless the shares of Common Stock have been registered under the Securities Act of 1933, as amended, such shares will be restricted and will bear a legend evidencing such restrictions.


                                  ARTICLE VII

                Termination of Employment or Agency Relationship
                ------------------------------------------------

     In the event of termination of the employment or retention relationship between an Eligible Person and the Company, for any reason, including death or permanent disability, the Plan shall terminate automatically as to the shares of Common Stock that remain unpurchased five (5) days following the date the employment or retention relationship was terminated.


                                  ARTICLE VIII

                              Rights Transferable
                              -------------------

     The right of any Eligible Person to purchase shares of Common Stock under the Plan may be assigned by such Eligible Person to members of his immediate family, a trust or other legal entity of which the Eligible Person or a member of his immediate family is a trustee, a beneficiary or a beneficial owner. Transfers to any other person or entity are prohibited unless approved by the Committee.


                                   ARTICLE IX

                Recapitalization; Effect of Certain Transactions
                ------------------------------------------------

     The aggregate number of shares of Common Stock reserved for purchase under the Plan as provided in Article IV hereof shall be appropriately adjusted by the Board of Directors to reflect a stock dividend, stock split-up, share combination, exchange of shares, recapitalization, merger, consolidation, liquidation or other similar changes or transactions by the Company.


                                   ARTICLE X

                     Termination and Amendment of the Plan
                     -------------------------------------

     The Plan shall continue in effect through January 1, 2008, unless terminated prior thereto by the Board of Directors. The Board of Directors shall have the right to modify, amend or terminate the Plan at any time provided that Eligible Persons are given five (5) business days notice in writing of such amendment, modification or termination. During such five (5) day period, Eligible Persons may purchase allocated but unpurchased shares of Common Stock for the Plan Year in which the amendment, modification or termination is to occur by giving the notice provided for in Article V. Upon the expiration or termination of the Plan pursuant to this Article, the right of any Eligible Person to purchase allocated, but unpurchased shares of Common Stock for the Plan Year in which such expiration or termination occurs, shall cease and terminate automatically. Other than as expressly set forth herein, the Board of Directors may not amend the Plan if such amendment would materially increase the cost of the Plan to the Company without the approval of the stockholders of the Company.


                                   ARTICLE XI

                          Indemnification of Committee
                          ----------------------------

     In addition to such other rights of indemnification as they may have as directors or officers of the Company, past and current Committee Members shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjusted in such action, suit or proceeding that such Committee Member is liable for willful misconduct in the performance of his duties.

                                  ARTICLE XII

                               Regulatory Matters
                               ------------------

     The purchase of shares of Common Stock by Eligible Persons pursuant to the Plan, the issuance of Common Stock to the Eligible Persons pursuant to the Plan and the transfer of shares of Common Stock by Eligible Persons acquired pursuant to the Plan shall be subject to compliance with the requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, the requirements of any stock exchange upon which the shares of Common Stock may then be listed and shall be subject to prior approval by the Company's legal counsel with respect to all legal matters in connection therewith.

     Specifically, the purchase, issuance and transfer of such shares are each subject to a decision by the Chief Financial Officer of the Company, who acting with the Company's legal counsel with respect to legal matters, to refuse a request to purchase, issue or transfer any of such shares if such purchase, issue or transfer would, or may, in the Chief Financial Officer's opinion, be in violation of any such law, rule, regulation or requirement. The decision of the Chief Financial Officer shall be final and binding on the Eligible Person so affected.


                                  ARTICLE XIII

                                  Construction
                                  ------------

     This Plan shall be construed and enforced in accordance with the laws of the State of Delaware.

                         PATINA OIL & GAS CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 13, 1998

     The Annual Meeting of Stockholders (the "Annual Meeting") of Patina Oil & Gas Corporation (the "Company") will be held at the corporate offices of the Company, 20th floor, 1625 Broadway, Denver, Colorado, on Wednesday, May 13, 1998, at 9:00 a.m. Mountain Daylight Time. The list of stockholders entitled to vote at the Annual Meeting will be open to the examination by any stockholder during ordinary business hours for a period of ten days prior to the Annual Meeting at the Company's corporate offices. Such list will also be produced at the Annual Meeting and be kept open during the Annual Meeting for the inspection by any stockholder who may be present. The purposes for which the Annual Meeting is to be held are as follows:

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

------------------------------------------------------------------------------------------------------------------------------------
The Board of Directors recommends that the stockholders vote FOR the nominees listed below
                                                                                                             Please mark   [X]
                                                                                                             your vote as
                                                                                                             indicated in
                                                                                                             this example.

1.  To elect a board of eight directors,           FOR   WITHHELD              Subject to the provisions of the By-Laws of the
    each for a one year term.                            FOR ALL               Company, registered stockholders as of April 1, 1998
    Nominees for Election at Annual Meeting:       [_]     [_]                 (i) who are individuals may attend and vote at the
                                                                               Annual Meeting in person or by proxy or (ii) that are
    Arnold L. Chavkin, Robert J. Clark,                                        corporations may attend and vote at the Annual
    Brian J. Cree, Jay W. Decker,                                              Meeting by proxy or by a duly authorized
    Thomas R. Denison, Thomas J. Edelman,                                      representative.
    Elizabeth K. Lanier, Arnold P. Lynch
    WITHHELD FOR:  (Write in Nominee's name
    in the space provided below)

-------------------------------------------
                                                   FOR   AGAINST   ABSTAIN
2.  To consider and adopt an amendment to                                      Whether or not you plan to attend the Annual Meeting,
    the Company's Articles of Incorporation        [_]     [_]      [_]        please complete, date and sign the enclosed proxy and
    increasing the number of authorized                                        return it in the envelope provided. Any person giving
    shares of the Company's common stock, par                                  a proxy has the power to revoke it at any time prior
    value $.01 per share (the "Common                                          to its exercise and, if present at the Annual
    Stock") from 40 million shares to 100                                      Meeting, may withdraw it and vote in person.
    million shares.                                                            Attendance at the Annual Meeting is limited to
                                                                               stockholders, their proxies and invited guests of the
3.  To consider and adopt the Company's 1998       [_]     [_]      [_]        Company.
    Stock Purchase Plan covering 500,000
    shares of Common Stock.

4.  To transact any other business which           [_]     [_]      [_]
    properly may be brought before the Annual
    Meeting or any adjournment(s) thereof.
                                                                               _____________________________________________________
                                                                               (Signature)

                                                                               _____________________________________________________
                                                                               (Signature if held jointly)

                                                                               Date:   _____________________________________________
                                                                               (Please sign exactly as your name appears hereon. If
                                                                               stock is registered in more than one name, each
                                                                               holder should sign. When signing as an attorney,
                                                                               administrator, executor, guardian or trustee, please
                                                                               add your title as such. If executed by a corporation
                                                                               or other entity, the proxy should be signed by a duly
                                                                               authorized officer or other representative.
------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE